UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around March 24, 2023.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	failing to maintain and protect our brand, independence, and reputation;
•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;
•	liability for any losses that result from an actual or claimed breach of our fiduciary duties or failure to comply with applicable securities laws;
•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, or our investment advisory, ESG, and index businesses;
•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	the failure to recruit, develop, and retain qualified employees and compensation expense associated with these activities in a period of inflation and rising wage scales in the markets where we operate;
•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event, including an outage of our database, technology-based products and services or network facilities;
•	failing to differentiate our products and services and continuously create innovative, proprietary and insightful financial technology solutions;
•	prolonged volatility or downturns affecting the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	failing to maintain growth across our businesses in today's fragmented geopolitical, regulatory and cultural world;
•	liability relating to the information and data we collect, store, use, create, and distribute or the reports that we publish or are produced by our software products;
•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;
•	the impact of the current COVID-19 pandemic and government actions in response thereto on our business, financial condition, and results of operations;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;
•	our indebtedness could adversely affect our cash flows and financial flexibility; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: February 24, 2023

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through January 31, 2023. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Regulation

1.	Are you regulated in the United Arab Emirates (UAE) or the United Kingdom (U.K.)? If so, who regulates you?

Certain of our subsidiaries and branches are regulated in the U.K. and the UAE. In the U.K., our regulator is the U.K. Financial Conduct Authority (FCA), which regulates activities related to Morningstar Indexes, Morningstar Wealth, and DBRS Morningstar. In the UAE, the Dubai Financial Services Authority (DFSA) regulates activities related to Morningstar Wealth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: February 24, 2023	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer